STOCKHOLDERS AGREEMENT

                  STOCKHOLDERS AGREEMENT, dated November____, 2000 (this "Agreement"), by and between eHotHouse Inc., a Delaware corporation (the "Company"), and the stockholders identified on the execution page hereof (the "RAND Stockholders"). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                  WHEREAS, pursuant to the Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), between the Company and RAND Interactive Corporation, et al., the RAND Stockholders have become the holders of shares of the Company's Class A Common Stock and its Class B Common Stock (together, the "Shares"); and

                  WHEREAS, the parties hereto wish to restrict the transfer of the Shares and to provide for, among other things, tag-along, drag-along and preemptive rights, corporate governance rights and obligations and certain other rights under certain conditions,

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS.

                  1.1 Definitions. All references herein to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. All Exhibits attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit shall have the meaning ascribed to such term in this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. All references to specific numbers of shares of Capital Stock contained in this Agreement shall be appropriately adjusted to take into account any stock splits, stock dividends, subdivisions, reclassifications, combinations, recapitalizations, or similar transactions involving such Capital Stock, including a stock dividend or distribution in the form of shares of such Capital Stock. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof

                  "Board of Directors" means the Board of Directors of the Company.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

                  "Change of Control Event" means a sale, merger, tender offer or other business combination in which the stockholders owning a majority of the voting securities of the Company prior to such transaction do not own a majority of the voting securities of the surviving Person after which such stockholders no longer have the power to elect a majority of the Board of Directors or a sale of all or substantially all of the assets of the Company.

                  "Class A Common Stock" means the shares of Class A Common Stock of the Company.

                  "Class B Common Stock" means the shares of Class B Common Stock of the Company.

                  "Class C Common Stock" means the shares of Class C Common Stock of the Company.

                  "Common Stock" means the Class A Common Stock , the Class B Common Stock and the Class C Common Stock.

                  "Common Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable or exercisable for shares of common stock or other Capital Stock of a Person, and any option, warrant or other subscription or purchase right with respect to common stock or such other Capital Stock.

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "Contract Date" has the meaning set forth in Section 3.1(e).

                  "Drag-Along Notice" has the meaning set forth in Section
3.1(g).

                  "Drag-Along Rightholders" has the meaning set forth in Section 3.1(g).

                  "Drag-Along Sellers" has the meaning set forth in Section 3.1(g).

                  "Employment Agreements" means each Employment Agreement, dated the date hereof, between the Company and each of Todd Burgess, David Kelley and John Snow.

                  "Fair Value" has the meaning set forth in Section 3.2(b).


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

                  "Family Members" has the meaning set forth in Section 2.2.

                  "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Initial Public Offering" means the first public offering of the shares of Capital Stock of the Company (or first public offering of the shares of a company that is a successor by merger to the Company after the merger) pursuant to an effective registration statement filed under the Securities Act.

                  "Involuntary Transfer" means any transfer, proceeding or action by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any of the Shares, including, without limitation, (i) any seizure under levy of attachment or execution, (ii) any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, (iii) any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and (iv) any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action.

                  "Involuntary Transferee" has the meaning set forth in Section 3.2(a).

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

                  "Merger Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Offer Price" has the meaning set forth in Section 3.1(a).

                  "Offered Securities" has the meaning set forth in Section 3.1(a).

                  "Offering Notice" has the meaning set forth in Section 3.1(a).

                  "Other Stockholders" means each holder of Common Stock other than a RAND Stockholder.

                  "Permitted Transferee" has the meaning set forth in Section
2.2.

                  "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.


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

                  "Qualified Initial Public Offering" means an Initial Public Offering covering the offer and sale of Capital Stock of the Company pursuant to an effective registration statement filed under the Securities Act, covering the offer and sale of Capital Stock for the account of the Company resulting in aggregate net proceeds to the Company of at least $20,000,000.

                  "RAND Stockholders" has the meaning set forth in the preamble to this Agreement and any Permitted Transferee thereof to whom Shares are transferred in accordance with Section 2.2 of this Agreement, and the term "RAND Stockholder" shall mean any such Person.

                  "Rightholder(s)" has the respective meanings set forth in Sections 3.1(c) and 3.2(a).

                  "Rightholder Option Period" has the meaning set forth in
Section 3.1(c).

                  "Securities Act" means the United States Securities Act of 1933 and the rules and regulations thereunder.

                  "Selling Stockholder" has the meaning set forth in Section 3.1(a).

                  "Shares" means, with respect to each Stockholder, all shares, whether now owned or hereafter acquired, of Common Stock and any other Common Stock Equivalents owned thereby.

                  "Stockholders" means the Other Stockholders and the RAND Stockholders, and the term "Stockholder" shall mean any such Person.

                  "Tag-Along Rightholder" has the meaning set forth in Section 3.1(f).

                  "Third Party Purchaser" has the meaning set forth in Section 3.1(a).

                  "Transfer" has the meaning set forth in Section 2.1.

                  "Transferred Shares" has the meaning set forth in Section 3.2(a).






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


                                   ARTICLE II

                              PERMITTED TRANSFERS.

                  2.1 Limitation on Transfer. No RAND Stockholder shall (i) sell, give, assign, hypothecate, pledge, encumber, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) or otherwise transfer (each a "transfer") any Shares or any right, title or interest therein or thereto or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any Shares or other securities, in cash or otherwise), except in accordance with the provisions of this Agreement, including, without limitation, Section 2.4. Any attempt to transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio.

                  2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 8 of each of the Employment Agreements, each of the RAND Stockholders may transfer all or a portion of his Shares to (i) a member of such RAND Stockholder's (or the owner's of such RAND Stockholder) immediate family, which shall include his spouse, siblings, children or grandchildren or nieces or nephews ("Family Members") or
(ii) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by such RAND Stockholder or one or more Family Members of such RAND Stockholder; provided, however, that during the period that any such trust, corporation, partnership or limited liability company holds any right, title or interest in any Shares, no Person other than such RAND Stockholder or one or more Family Members of such RAND Stockholder may be or may become beneficiaries, stockholders, limited or general partners or members thereof (the Persons referred to in the preceding clauses (i) and (ii) are each referred to hereinafter as a "Permitted Transferee"). A Permitted Transferee of Shares pursuant to this Section 2.2 may transfer its Shares pursuant to this Section 2.2 only to the transferor Stockholder or to a Person that is a Permitted Transferee of such transferor Stockholder.

                  2.3 Permitted Transfer Procedures. If any RAND Stockholder wishes to transfer Shares to a Permitted Transferee under Section 2.2, such RAND Stockholder shall give notice to the Company of its intention to make such a transfer not less than ten (10) days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed, the relationship of such Permitted Transferee to such Stockholder, and the number of Shares proposed to be transferred to such Permitted Transferee.

                  2.4 Transfers in Compliance with Law, Substitution of Transferee. Notwithstanding any other provision of this Agreement, no transfer may be made pursuant to this Section 2 or Section 3 unless (a) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit A, (b) the transfer complies in all respects with the applicable provisions of this Agreement and (c) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act. If requested by the Company, an opinion of counsel to such transferring Stockholder shall be supplied to the Company, at such transferring Stockholder's expense, to the effect that such transfer complies with the applicable federal and state securities laws. Upon becoming a party to this Agreement, (i) the Permitted Transferee of a RAND Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the transferring RAND Stockholder hereunder with respect to the Shares transferred to such Permitted Transferee, (ii) an Other Stockholder shall be subject to the same obligations as, but none of the rights of, the transferring RAND Stockholder, and (iii) the transferee of an Other Stockholder shall be substituted for, and shall be subject to the same obligations as, the transferring Other Stockholder hereunder with respect to the Shares transferred to such transferee.


                                  ARTICLE III

                 TRANSFERS; TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS.

                  3.1      Proposed Voluntary Transfers.

                           (a)     Offering Notice. Subject to Section 2 and
Section 8 of each of the Employment Agreements, if any RAND Stockholder (a "Selling Stockholder") wishes to transfer all or any portion of his Shares to any Person (other than to a Permitted Transferee) (a "Third Party Purchaser") and such Selling Stockholder has received a bona fide offer to purchase such Shares from a Third Party Purchaser, such Selling Stockholder shall then offer such Shares to the Company, by sending written notice (an "Offering Notice") to the Company, which shall state (i) the number of Shares proposed to be transferred (the "Offered Securities"); (ii) the proposed purchase price per Share offered by the Third Party Purchaser for the Offered Securities (the "Offer Price"); and (iii) the terms and conditions of such sale. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first refusal provided for herein shall have been waived or shall have expired.

                           (b)     Notice to each of the Other Stockholders. The
Company shall promptly deliver a copy of the Offering Notice to each of the Other Stockholders.

                           (c)     Rightholder Option, Exercise.

                                   (i)    For a period of thirty (30) days after
the date upon which the Other Stockholders shall have received written notice from the Company as described on Section 3.l(b) (the "Rightholder Option Period"), and subject to any Company right to purchase the Offered Securities, each of the Other Stockholders (for the purpose of Section 3.1, each, a "Rightholder" and collectively, the "Rightholders") shall have the right to purchase their allocable portion of the Offered Securities (as determined by this Section 3.1(c)) at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice.


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

Each such Rightholder shall have the right to purchase that percentage of the Offered Securities determined by dividing (i) the total number of Shares then owned by such Rightholder by (ii) the total number of Shares then owned by all such Rightholders. If any Rightholder does not fully subscribe for the number or amount of Offered Securities it or he is entitled to purchase, then each other participating Rightholder shall have the right to purchase that percentage of the Offered Securities determined by dividing (x) the total number of Shares then owned by such fully participating Rightholder by (y) the total number of Shares then owned by all fully participating Rightholders who elected to purchase Offered Securities. The procedure described in the preceding sentence shall be repeated until there are no remaining Offered Securities. If the Rightholders do not purchase all of the Offered Securities pursuant to this
Section 3.l(c), then the Selling Stockholder may, subject to Section 3.l(f), sell the Offered Securities to a Third Party Purchaser in accordance with
Section 3.1(e).

                                   (ii)   The right of each Rightholder to
purchase all, or any portion, of the Offered Securities under subsection (i) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Rightholder Option Period, to the Selling Stockholder with a copy to the Company. Each such notice shall state (a) the number of Shares held by such Rightholder and (b) the number of Shares that such Rightholder is willing to purchase pursuant to this Section 3.1(c). The failure of a Rightholder to respond within the Rightholder Option Period to the Selling Stockholder shall be deemed to be a waiver of such Rightholder's rights under subsection (i) above; provided, however, that each Rightholder may waive its rights under subsection (i) above prior to the expiration of the Rightholder Option Period by giving written notice to the Selling Stockholder, with a copy to the Company.

                           (d)     Closing. The closing of the purchases of
Offered Securities subscribed for by the Rightholders under Section 3.1(c) shall be held at the executive office of the Company at 11:00 a.m., local time, on the sixtieth (60th) day after the giving of the Offering Notice pursuant to Section 3.1(a) or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Stockholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof and the Selling Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities. Each Rightholder purchasing Offered Securities shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it or him. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                           (e)     Sale to a Third Party Purchaser. Unless the
Rightholders elect to purchase all, but not less than all, of the Offered Securities under Section 3.1(c), the Selling Stockholder may, subject to Section 3.1(f), sell that number of Offered Securities not being purchased by the Rightholders to a Third Party Purchaser on the terms and conditions set forth in the Offering Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within sixty (60) days after the earlier to occur of (i) the waiver by all of the Rightholders of their options to purchase the Offered Securities and (ii) the expiration of the Rightholder Option Period (the "Contract Date"); and provided further, that such sale shall not be consummated unless and until (x) such Third Party Purchaser shall represent in writing to the Company and each Rightholder that it is aware of the rights of the Company and the Stockholders contained in this Agreement and (y) prior to the purchase by such Third Party Purchaser of any of such Offered Securities, such Third Party Purchaser shall become a party to this Agreement and shall agree to be bound by the terms and conditions hereof in accordance with Section
2.4 hereof. If such sale is not consummated within thirty (30) days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Stockholder without again offering the same to the Rightholders in accordance with this Section 3.1.

                           (f)     Tag-Along Rights (i) (i) If any Other
Stockholders are transferring any shares of the Company's capital stock ("Tag-Along Securities") to a Third Party Purchaser in a transaction constituting a Change of Control Event, then each of the RAND Stockholders (each, a "Tag-Along Rightholder") shall have the right to sell to such Third Party Purchaser, upon the same terms and conditions as such Other Stockholders, that number of Shares held by such Tag-Along Rightholder equal to that percentage of the Tag-Along Securities determined by dividing (A) the total number of Shares then owned by such Tag-Along Rightholder by (B) the sum of (x) the total number of Shares then owned by all such Tag-Along Rightholders exercising their rights pursuant to this Section 3.1(f) and (y) the total number of shares then owned by the Other Stockholders. The Other Stockholders and the Tag-Along Rightholder(s) exercising their rights pursuant to this Section 3.1(f) shall effect the sale of the Tag-Along Securities and such Tag-Along Rightholder(s) shall sell the number of Shares required to be sold by such Tag-Along Rightholder(s) pursuant to this Section 3.1(f)(i).

                                   (ii)   The Other Stockholders shall give
notice to each Tag-Along Rightholder of each proposed sale by it of Tag-Along Securities which gives rise to the rights of the Tag-Along Rightholders set forth in this Section 3.1(f), at least fifteen (15) days prior to the proposed consummation of such sale, setting forth the name of such Other Stockholders, the number of Tag-Along Securities, the name and address of the proposed Third Party Purchaser, the proposed amount and form of consideration and terms and conditions of payment offered by such Third Party Purchaser, the percentage of Shares that such Tag-Along Rightholder may sell to such Third Party Purchaser (determined in accordance with Section 3.1(f)(i)), and a representation that such Third Party Purchaser has been informed of the "tag-along" rights provided for in this Section 3.1(f) and has agreed to purchase Shares in accordance with the terms hereof. The tag-along rights provided by this Section 3.1(f) must be exercised by any Tag-Along Rightholder wishing to sell its Shares within ten
(10) days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Other Stockholders indicating such Tag-Along Rightholder's wish to exercise its rights and specifying the number of

Shares (up to the maximum number of Shares owned by such Tag-Along Rightholder required to be purchased by such Third Party Purchaser) it wishes to sell; provided, however, that any Tag-Along Rightholder may waive its rights under this Section 3.1(f) prior to the expiration of such ten (10) day period by giving written notice to the Other Stockholders, with a copy to the Company. The failure of a Tag-Along Rightholder to respond within such ten (10) day period shall be deemed to be a waiver of such Tag-Along Rightholder's rights under this
Section 3.1(f).

                           (g)     Drag-Along Rights. If the Other Stockholders
(the "Drag-Along Rightholders") receive a bona fide offer from a Third Party Purchaser to purchase all or any portion of their Shares in a transaction constituting a Change of Control Event , the Drag-Along Rightholders may send written notice (the "Drag-Along Notice") to the Company and the RAND Stockholders (the "Drag-Along Sellers") notifying the Drag-Along Sellers that they will be required to sell a pro rata portion of their Shares in such sale (or, in the case of an asset sale, vote in favor of such sale). Upon receipt of a Drag-Along Notice, each Drag-Along Seller receiving such notice shall be obligated to (i) sell a pro rata portion of their Shares contemplated by the Drag-Along Notice on the same terms and conditions as the Drag-Along Sellers (including payment of its pro rata share of all costs associated with such transaction) and (ii) otherwise take all necessary action to cause the consummation of such transaction, including voting its Shares in favor of such transaction and not exercising any appraisal rights in connection therewith. Each Drag-Along Seller further agrees to (A) take all actions (including executing documents) in connection with the consummation of the proposed transaction as may reasonably be requested of it by the Drag-Along Rightholders and (B) appoint the Drag-Along Rightholders as its attorney-in-fact to do the same on its behalf

                  3.2      Involuntary Transfers.

                           (a)     Rights of First Offer upon Involuntary
Transfer. If an Involuntary Transfer of any Shares (the "Transferred Shares") owned by any RAND Stockholder shall occur, then the Other Stockholders (for the purpose of Section 3.2, each, a "Rightholder" and collectively, the "Rightholders") shall have the same rights as specified in Section 3.1(c) with respect to such Transferred Shares as if the Involuntary Transfer had been a proposed voluntary transfer by a Selling Stockholder and shall be governed by
Section 3.1 except that (i) the time periods shall run from the date of receipt by the Company of actual notice of the Involuntary Transfer (and the Company shall immediately give notice to the Rightholders of the date of receipt of such notice), (ii) such rights shall be exercised by notice to the transferee of such Transferred Shares (the "Involuntary Transferee") rather than to the Stockholder who suffered or will suffer the Involuntary Transfer and (iii) the purchase price per Transferred Share shall be agreed upon by the Involuntary Transferee and purchasing Rightholders purchasing a majority of the Transferred Shares; provided, however, that if such parties fail to agree as to such purchase price, the purchase price shall be the Fair Value thereof as determined in accordance with Section 3.2(b).

                           (b)     Fair Value. If the parties fail to agree upon
the purchase price of the Transferred Shares in accordance with Section 3.2(a) hereof, then the Rightholders shall purchase the Transferred Shares at a purchase price equal to the Fair Value (as hereinafter defined) thereof. The Fair Value of the Transferred Shares shall be determined by a panel of three independent appraisers, which shall be nationally recognized investment banking firms or nationally recognized experts experienced in the valuation of corporations engaged in the business conducted by the Company. Within five (5) Business Days after the date the applicable parties determine that they cannot agree as to the purchase price, the Involuntary Transferee and the purchasing Rightholders purchasing a majority of the Transferred Shares being purchased by the purchasing Rightholders shall each designate one such appraiser that is willing and able to conduct such determination. If either the Involuntary Transferee or the purchasing Rightholders fails to make such designation within such period, then the other party that has made the designation shall have the right to make the designation on its behalf. The two appraisers designated shall, within a period of five (5) Business Days after the designation of the second appraiser, designate a mutually acceptable third appraiser. The three appraisers shall conduct their determination as promptly as practicable, and the Fair Value of the Transferred Shares shall be the average of the determination of the two appraisers that are closer to each other than to the determination of the third appraiser, which third determination shall be discarded; provided, however that if the determination of two appraisers are equally close to the determination of the third appraiser, then the Fair Value of the Transferred Shares shall be the average of the determination of all three appraisers. Such determination shall be final and binding on the Involuntary Transferee and the Rightholders. The Involuntary Transferee shall be responsible for the fees and expenses of the appraiser designated by or on behalf of it, and the purchasing Rightholders for the fees and expenses of the appraiser designated by or on behalf of the Board of Directors. The Involuntary Transferee and the purchasing Rightholders shall each share half the fees and expenses of the appraiser designated by the appraisers. For purposes of this Section 3.2(b), the "Fair Value" of the Transferred Shares means the fair market value of such Transferred Shares determined in accordance with this Section 3.2(b) based upon all considerations that the appraisers determine to be relevant. All expenses of the purchasing Rightholders shall be shared in proportion to the number of Shares purchased.

                           (c)     Closing. The closing of any purchase under
this Section 3.2 shall be held at the executive office of the Company at 11:00 a.m., local time, on the earlier to occur of (a) the fifth (5th) Business Day after the purchase price per Transferred Share shall have been agreed upon by the Involuntary Transferee and the purchasing Rightholders in accordance with
Section 3.2(a)(iii), or (b) the fifth (5th) Business Day after the determination of the Fair Value of the Transferred Shares in accordance with Section 3.2(b), or at such other time and place as the parties to the transaction may agree. At such closing, the Involuntary Transferee shall deliver certificates, if applicable, or other instruments or documents representing the Transferred Shares being purchased under this Section 3.2, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Transferred Shares shall be free and clear of any Liens (other than those arising hereunder) arising through the action or inaction of the Involuntary Transferee and the Involuntary Transferee shall so represent and warrant, and further represent and warrant that it is the beneficial owner of such Transferred Shares. Each Rightholder purchasing such Transferred Shares shall deliver at closing payment in full in immediately available funds for such Transferred Shares. At such closing, all parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                           (d)     General. If the provisions of this Section
3.2 shall be held to be unenforceable with respect to any particular Involuntary Transfer, the Rightholders shall have the rights specified in Section 3.1(c) with respect to any transfer by an Involuntary Transferee of such Shares, and each Rightholder agrees that any Involuntary Transfer shall be subject to such


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

rights, in which case the Involuntary Transferee shall be deemed to be the Selling Stockholder for purposes of Section 3.1 of this Agreement and shall be bound by the provisions of Section 3.1 and other related provisions of this Agreement.


                                   ARTICLE IV

                           AFTER-ACQUIRED SECURITIES.

                  4.1 After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares and Common Stock Equivalents now owned or which may be issued or transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares or Common Stock Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Stockholder in any other manner.


                                    ARTICLE V

                                    COVENANTS

                  5.1 Confidentiality. Each RAND Stockholder agrees that it will not make use of or divulge to any other person, firm or company, any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company, which it may have learned in connection with any such position. The obligations of each RAND Stockholder under this Section 5.1 shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of such RAND Stockholder; (iii) is known to the such RAND Stockholder prior to its receipt of such information from the Company, or
(iv) is hereafter disclosed to such RAND Stockholder or by a third party not under an obligation of confidence to the Company.


                                   ARTICLE VI

                            STOCK CERTIFICATE LEGEND

                  A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by any Stockholder shall for as long as this Agreement is effective bear legends substantially in the following forms:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS.

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED NOVEMBER [ ], 2000, AMONG THE COMPANY AND THE PERSONS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.


                                  ARTICLE VII

                                 MISCELLANEOUS.

                  7.1 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           if to the RAND Stockholders:

                           RAND Interactive Corporation
                           111 Water Street, Suite 300
                           Baltimore, MD 21202


                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           1333 H Street, N.W.
                           Suite 800
                           Washington, DC  20005
                           Attention:  Stephen A. Riddick


                           if to the Company:

                           EHotHouse, Inc.
                           16 W. 19th Street, 2nd Floor
                           New York, NY 10011

                           with a copy to:

                           Rosenman & Colin LLP
                           575 Madison Avenue
                           New York, NY 10022
                           Telecopy:  (212) 940-8776
                           Attention:  Henry Bregstein, Esq.


                  All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 7.2 designate another address or Person for receipt of notices hereunder.

                  7.2 Successors and Assigns, Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement; provided, however, that the Other Stockholders including, without limitation, Change Technology Partners, Inc., shall be deemed to be third-party beneficiaries of the Agreement for all purposes.

                  7.3      Amendment and Waiver.

                           (a)     No failure or delay on the part of the
Company or any other party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any other party hereto at law, in equity or otherwise.

                           (b)     Any amendment, supplement or modification
of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by (i) the Company and (ii) the RAND Stockholders holding a majority of the voting power of the Shares held by the RAND Stockholders. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the RAND Stockholders.

                  7.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof

                  7.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  7.6 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof

                  7.7 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                  7.8 Interpretation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter.

                  7.9 Certain Acknowledgments. Each of the parties hereto acknowledge that it has been represented by legal counsel of its own choice throughout all negotiations and preparation and review of this Agreement, and that it has executed this Agreement voluntarily. Each of the parties hereto acknowledge that it is sophisticated in transactions of the type contemplated by this Agreement, and each party wishes to create a relationship based on the terms set forth in this Agreement.

                  7.10 Entire Agreement. This Agreement, together with the exhibit hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  7.11 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance if any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or other proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

                  7.12 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall terminate upon the earlier of (a) the date upon which the Company closes its Qualified Initial Public Offering or
(b) the twentieth anniversary of the date hereof

                  7.13 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  7.14 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCEPLES OF CONFLICTS OF LAW THEREOF.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stockholders Agreement on the date first written above.


                                       EHOTHOUSE INC.



                                       By:
                                            ------------------------------------
                                            Name:  Matthew Ryan
                                            Title: President



                                       -----------------------------------------
                                        Todd Burgess,
                                        a RAND Stockholder



                                       -----------------------------------------
                                        David Kelley,
                                        a RAND Stockholder



                                       -----------------------------------------
                                        John Snow,
                                        a RAND Stockholder



                                       -----------------------------------------
                                        Stephen A. Riddick,
                                        a RAND Stockholder



                                        BROBECK, PHLEGER & HARRISON LLP, a
                                        RAND Stockholder


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title: Partner




                   [SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

                                                                       Exhibit A
                                                                       ---------



                          ACKNOWLEDGMENT AND AGREEMENT


                  The undersigned wishes to receive from [insert name] ("Transferor") certain shares or certain options, warrants or other rights to purchase [insert number] shares, par value $.01 per share, of [Common Stock] (the "Shares") of eHotHouse Inc., a Delaware corporation (the "Company");

                  The Shares are subject to the Stockholders Agreement, dated November___, 2000 (the "Agreement"), among the Company and the other parties listed on the signature pages thereto;

                  The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

                  Pursuant to the terms of the Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of the Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

                  The undersigned wishes to receive the Shares and have the Company register the transfer of the Shares.

                  In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer the Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) he[/she] has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as [a "RAND Stockholder"] [an "Other Stockholder"] (as therein defined).

                  This             day of
                       -----------        ------------, ------.



                                            ------------------------------------